THIRD AMENDMENT TO REVOLVING LOAN agreement
AND OTHER LOAN DOCUMENTS

THIS THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 20th day of March, 2013, by and among PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), PHILLIPS EDISON –ARC SHOPPING CENTER REIT INC., a Maryland corporation (“REIT”), PHILLIPS EDISON SHOPPING CENTER OP GP LLC, a Delaware limited liability company (“General Partner”), the parties executing below as Subsidiary Guarantors (the “Subsidiary Guarantors”; REIT, General Partner and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and KeyBank entered into that certain Revolving Loan Agreement dated as of December 21, 2012, as amended by that certain First Amendment to Revolving Loan Agreement and Other Loan Documents dated January 15, 2013 among Borrower, REIT, General Partner, the Subsidiary Guarantors a party thereto, Administrative Agent, KeyBank and Bank of America, N.A., and that certain Second Amendment to Revolving Loan Agreement and Other Loan Documents dated January 30, 2013 among Borrower, REIT, General Partner, the Subsidiary Guarantors a party thereto, Administrative Agent and the other parties thereto (as amended, the “Credit Agreement”); and

WHEREAS, Borrower has requested that the amount of the credit facility provided under the Credit Agreement be increased; and

WHEREAS, the Administrative Agent and the Lenders have agreed to such increase subject to the execution and delivery by Borrower and Guarantors of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.                  Definitions.  All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2.                  Modification of the Credit Agreement.  Borrower, the Lenders and Administrative Agent do hereby modify and amend the Credit Agreement as follows:

(a)                By deleting the reference to “Section 12.13” appearing on the cover page of the Credit Agreement, and inserting in lieu thereof “Section 2.11 or Section 13.13”; and

(b)               By inserting the following new definitions in Section 1.1 of the Credit Agreement, in alphabetical order:

“‘Adjusted Daily LIBOR Rate’ is the interest rate per annum equal to the Daily LIBOR Rate adjusted for reserves and taxes if required by future regulations.  For any period during which a Reserve Percentage shall apply to the LIBO Rate or the Daily LIBOR Rate, the Daily LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.  Any change in the Adjusted Daily LIBOR Rate based upon a change in the Daily LIBOR Rate shall be effective immediately from and after the applicable change in the Daily LIBOR Rate.

“Daily LIBOR Rate” is the rate of interest calculated by Administrative Agent on a daily basis equal to the one month rate of interest (rounded to the nearest whole multiple of one-one hundredth of one percent (0.01%)) of the one month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London Time) on the second (2nd) preceding LIBOR Business Day, as determined and adjusted from time to time in Administrative Agent’s sole discretion.”

(c)                By deleting in their entirety the definitions of “Applicable Margin”, “Commitment Increase”, “Facility”, “Lender”, "Letter of Credit Sublimit", “LIBO Margin”, “Fixed Rate Taxes”, “Regulatory Costs”, “Requisite Lenders”, “Reserve Percentage” and "Swing Loan Commitment" appearing in Section 1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“‘Applicable Margin’ for an advance of the Facility bearing interest by reference to the LIBO Rate, the Adjusted Daily LIBOR Rate or the Base Rate shall for any date be as set forth below based on the ratio of the Total Indebtedness of Borrower to the Gross Asset Value of Borrower:

Pricing Level	Ratio	LIBO Margin for LIBO Rate and Adjusted Daily LIBOR Rate Advances	Base Rate Margin for Base Rate Advances
Pricing Level 1	Less than or equal to 50%	2.00%	1.00%
Pricing Level 2	Greater than 50% but less than or equal to 60%	2.25%	1.25%
Pricing Level 3	Greater than 60% but less than or equal to 65%	2.50%	1.50%
Pricing Level 4	Greater than 65%	3.00%	2.00%

The initial Applicable Margin shall be at Pricing Level 2.  The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by Borrower to the Administrative Agent of the Compliance Certificate after the end of a calendar quarter.  In the event that Borrower shall fail to deliver to the Administrative Agent a quarterly Compliance Certificate on or before the date required by Section 9.10, then without limiting any other rights of the Administrative Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 4 until such failure is cured within any applicable cure period, or waived in writing by the Requisite Lenders, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.

In the event that the Administrative Agent or the Borrower determines that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Pricing

Level for such higher Applicable Margin were applicable for such Applicable Period, and (iii) the Borrower shall within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.

“Commitment Increase” means an increase in the Commitment Amount to not more than $300,000,000.00 pursuant to Section 2.14.

“Facility” shall have the meaning given to such term in recitals hereto, and for the avoidance of doubt shall include Swing Loans.

“Fixed Rate Taxes” are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate or the Daily LIBOR Rate.

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns.  With respect to matters requiring the consent or approval of all Lenders at any given time, subject to the terms of Section 13.12(b), all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders”.  The Issuing Lender and the Swing Loan Lender shall each be a Lender.

“Letter of Credit Sublimit” means the sum of $26,500,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

“LIBO Margin” means the applicable margin for advances of the Facility bearing interest by reference to the LIBO Rate or the Adjusted Daily LIBOR Rate as set forth in the definition of Applicable Margin.

“Regulatory Costs” are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate or the Daily LIBOR Rate, including, without limitation, the Dodd Frank Wall Street Reform and Consumer Protection Act.

“Requisite Lenders” means, as of any date, Lenders having at least 51% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 51% of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders; provided further that until the sum of the Borrowing Base Appraised Value Limit plus the Borrowing Base Acquisition Value Limit first exceeds $150,000,000.00, Requisite Lenders shall mean all Lenders that are not Defaulting Lenders.  In the event that the sum of the Borrowing Base Appraised Value Limit plus the Borrowing Base Acquisition Value Limit has exceeded $150,000,000.00 and thereafter is at any time below $150,000,000.00, then for the purposes of Section 12.3(f) and Section 12.4(a)(vii) only, the references to 51% in this definition shall be replaced by 66.67% only during such time or times as the sum of the Borrowing Base Appraised Value Limit plus the Borrowing Base Acquisition Value Limit is less than $150,000,000.00.

“Reserve Percentage” means for any Fixed Rate Period or with respect to any advances bearing interest by reference to the Daily LIBOR Rate, that percentage which is specified three (3) Business Days before the first day of such Fixed Rate Period (or two (2) Business Days prior to the date of determination with respect to an advance bearing interest by reference to the Daily LIBOR Rate) by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Administrative Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Administrative Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Fixed Rate Period or advance bearing interest by reference to the Daily LIBOR Rate and with a maturity equal to such Fixed Rate Period, or with respect to an advance bearing interest by reference to the Daily LIBOR Rate, one month.

“Swing Loan Commitment” means the sum of $26,500,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.”

(d)               By inserting the following sentence at the end of the definitions of Gross Asset Value, appearing in Section 1.1 of the Credit Agreement:

“Notwithstanding the foregoing, the amount of Gross Asset Value attributable to Non-Stabilized Properties shall not exceed fifteen percent (15%) of Gross Asset Value, and any amount in excess thereof shall be excluded.”

(e)                By deleting in its entirety Section 2.1(b) of the Credit Agreement, and inserting in lieu thereof the following:

“(b) Requests for Advances.  Not later than 2:00 p.m. Cleveland time at least one (1) Business Day prior to an advance accruing interest at the Base Rate and not later than 2:00 p.m. Cleveland time at least two (2) Business Days prior to an advance accruing interest at the LIBO Rate or the Adjusted Daily LIBOR Rate, the Borrower shall deliver to the Administrative Agent an Application for Payment which delivery may be by telecopy, provided receipt thereof is immediately confirmed by telephone.”

(f)                By deleting the words “Closing Date” appearing in the second (2nd) line of Section 2.6(a)  of the Credit Agreement, and inserting in lieu thereof the words “Effective Date”;

(g)                By deleting in its entirety Section 2.8(e)(i) of the Credit Agreement, and inserting in lieu thereof the following:

“(i)        Provided no Default exists under this Agreement:

(A)    for those portions of the principal balance of the Notes (including the Swing Loan Note) which bear interest by reference to the Base Rate, the Effective Rate shall be the Base Rate plus the Base Rate Margin.

(B)    for those portions of the principal balance of the Notes which bear interest by reference to the Daily LIBOR Rate, the Effective Rate shall be the Adjusted Daily LIBOR Rate plus the LIBO Margin, provided, however, if any of the transactions necessary for the calculation of interest at the Adjusted Daily LIBOR Rate requested by Borrower should be or become prohibited or unavailable to Administrative Agent, or, if in Administrative Agent’s good faith judgment, it is not possible or practical for Administrative Agent to set the Adjusted Daily LIBOR Rate as requested or selected by Borrower or the Adjusted Daily LIBOR Rate will not accurately and fairly reflect the cost of the Lenders’ making or maintaining Loans at the Adjusted Daily LIBOR Rate, the Effective Rate for such portion of the Loans shall remain at or revert to the Base Rate plus the Base Rate Margin.

(C)    for those portions of the principal balance of the Notes which are Fixed Rate Portions, the Effective Rate for the Fixed Rate Period thereof shall be the Fixed Rate selected by Borrower and set in accordance with the provisions hereof, provided, however, if any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by Borrower should be or become prohibited or unavailable to Administrative Agent, or, if in Administrative Agent’s good faith judgment, it is not possible or practical for Administrative Agent to set a Fixed Rate for a Fixed Rate Portion and Fixed Rate Period as requested or selected by Borrower or the Fixed Rate will not accurately and fairly reflect the cost of the Lenders’ making or maintaining Loans at the Fixed Rate, the Effective Rate for such Fixed Rate Portion shall remain at or revert to the Base Rate plus the Base Rate Margin.”

(h)               By deleting in their entirety Section 2.8(f), (g)  and (i)  of the Credit Agreement, and inserting in lieu thereof the following:

“(f)    Selection of Fixed Rate.  Provided no Default or Potential Default exists under this Agreement, Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate or the Adjusted Daily LIBOR Rate as the Effective Rate for calculating interest on the portion of the unpaid principal balance and for the period selected in accordance with and subject to the following procedures and conditions, provided, however, that Borrower may not have in effect at any one time more than eight (8) Fixed Rates:

(i) Borrower shall deliver to 4910 Tiedeman Road, Brooklyn, Ohio 44144 or such other addresses as Administrative Agent shall designate, an original or facsimile Fixed Rate Notice or a request for an advance to bear interest by reference to the Adjusted Daily LIBOR Rate no later than 12:00 P.M. (Cleveland, Ohio time), and not less than three (3) nor more than five (5) Business Days prior to the proposed Fixed Rate Period for each Fixed Rate Portion or advance bearing interest by reference to the Adjusted Daily LIBOR Rate.  Any notice pursuant to this subsection (i) is irrevocable.

Administrative Agent is authorized to rely upon the telephonic request and acceptance of any of Rich Smith, Ryan Moore, Jeff Brown, Francine Glandt or Joseph Fleming, or any of such other persons holding the respective offices of Chief Financial Officer, Chief Accounting Officer, Vice President of Finance or Director of Finance as Borrower’s duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Administrative Agent (such persons are collectively referred to as the “Authorized Officers”).  Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Administrative Agent as Administrative Agent may from time to time designate.

(ii) Borrower may elect (A) to convert Base Rate advances to a Fixed Rate Portion or to an advance bearing interest by reference to the Adjusted Daily LIBOR Rate, or (B) to convert a matured Fixed Rate Portion into a new Fixed Rate Portion, or (C) to convert a matured Fixed Rate Portion into a Base Rate advance or to an advance bearing interest by reference to the Adjusted Daily LIBOR Rate, provided, however, that the aggregate amount of the advance being converted into or continued as a Fixed Rate Portion shall comply with the definition thereof as to Dollar amount.  The conversion of a matured Fixed Rate Portion back to a Base Rate, to an advance bearing interest by reference to the Adjusted Daily LIBOR Rate or to a new Fixed Rate Portion shall occur on the last Business Day of the Fixed Rate Period relating to such Fixed Rate Portion.  Each Fixed Rate Notice shall specify (X) the amount of the Fixed Rate Portion, (Y) the Fixed Rate Period, and (Z) the Fixed Rate Commencement Date.

(iii) Upon receipt of a Fixed Rate Notice in the proper form requesting a Fixed Rate Portion advance under subsections (i) and (ii) above, Administrative Agent shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Portion two (2) Business Days prior to the beginning of such Fixed Rate Period.  Each determination by Administrative Agent of the Fixed Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error.  Administrative Agent shall deliver to Borrower and each Lender (by facsimile) an acknowledgment of receipt and confirmation of the Fixed Rate Notice; provided, however, that failure to provide such acknowledgment of receipt and confirmation of the Fixed Rate Notice to Borrower or any Lender shall not affect the validity of such rate.

(iv) If Borrower does not make a timely election to convert all or a portion of a matured Fixed Rate Portion into a new Fixed Rate Portion or into a Base Rate advance or into an advance bearing interest by reference to the Adjusted Daily LIBOR Rate in accordance with this Section 2.8(f), such Fixed Rate Portion shall be automatically converted to a Fixed Rate Portion with a Fixed Rate Period of one (1) month upon the expiration of the Fixed Rate Period applicable to such Fixed Rate.

(g)    Fixed Rate Taxes, Regulatory Costs and Reserve Percentages.  Upon Administrative Agent’s demand, Borrower shall pay to Administrative Agent for the account of each Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all Fixed Rate Taxes and Regulatory Costs, to the extent they are not internalized by calculation of a Fixed Rate or the Adjusted Daily LIBOR Rate.  Administrative Agent shall give Borrower notice of any Fixed Rate Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Fixed Rate Taxes and Regulatory Costs regardless of whether or when notice is so given.

 (i)    Purchase, Sale and Matching of Funds.  Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating a Fixed Rate or Fixed Rate Price Adjustment or in connection with the use of the Adjusted Daily LIBOR Rate; (b) a LIBO Rate and a Daily LIBOR Rate are used merely as a reference in determining a Fixed Rate and Fixed Rate Price Adjustment and the Adjusted Daily LIBOR Rate, respectively; and (c) Borrower has accepted a LIBO Rate and the Daily LIBOR Rate as a reasonable and fair basis for calculating a Fixed Rate and a Fixed Rate Price Adjustment and the Adjusted Daily LIBOR Rate, respectively.  Borrower further agrees to pay the Fixed Rate Price Adjustment, Fixed Rate Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.”

(i)                 By deleting the third (3rd) sentence of Section 2.9(c)  of the Credit Agreement, and inserting in lieu thereof the following:

“Each partial payment under Section 2.9 shall be applied first to the principal of any Outstanding Swing Loans, and then, in the absence of instruction by the Borrower to the principal of Revolving Credit Loans (and with respect to each of the Loans, first to the principal of Base Rate advances, next to the principal of Adjusted Daily LIBOR Rate advances and then to the principal of Fixed Rate advances).”

(j)                 By deleting the words “Section 2.13” appearing in the second (2nd) line of Section 2.14 of the Credit Agreement, and inserting in lieu thereof the words “Section 2.14”;

(k)               By deleting the dollar amount “$250,000,000.00” appearing in the fourth (4th) line of Section 2.14 of the Credit Agreement, and inserting in lieu thereof the dollar amount “$300,000,000.00”;

(l)                 By deleting the words “Section 2.14(d)” appearing in the last line of each of Sections 2.15(a)  and (b)  of the Credit Agreement, and inserting in lieu thereof the words “Section 2.15(d)”;

(m)             By deleting the last sentence of Section 2.14(b)  of the Credit Agreement, and inserting in lieu thereof the following:

“The funds so advanced shall be Loans bearing interest by reference to the Base Rate until converted to Loans bearing interest by reference to the LIBO Rate or the Adjusted Daily LIBOR Rate which are allocated among all Lenders based on their Pro Rata Shares.”

(n)               By deleting the first sentence of Section 2.15(a) of the Credit Agreement, and inserting in lieu thereof the following:

“If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Requisite Lenders or all of the Lenders, shall, subject to the terms of Section 13.12(b), be suspended during the pendency of such failure or refusal.”

(o)               By deleting in its entirety Section 3.1(d) of the Credit Agreement, and inserting in lieu thereof the following:

“(d)    All representations and warranties of Borrower and Guarantor under the Loan Documents shall be true and correct in all material respects, both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of making such advance or issuing such Letter of Credit;”

(p)               By deleting in their entirety Sections 6.1 and 6.2  of the Credit Agreement, and inserting in lieu thereof the following:

“6.1     AUTHORITY.

(a) Each Related Party and Subsidiary (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its state of organization and is validly existing and in good standing under the laws thereof,

(ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where it is organized and where a Mortgaged Property, if any, owned by it is located and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or the Guarantors is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation, operating agreement or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any such Person or any of its properties or to which any of such Persons is subject, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any such Person other than the liens and encumbrances in favor of  Administrative Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Administrative Agent.

6.2    ENFORCEABILITY.  The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower or the Guarantors is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.”

(q)               By deleting in its entirety Section 8.16(c) of the Credit Agreement, and inserting in lieu thereof the following:

“(c)    No Loan Party will, or will permit any Subsidiary of any Loan Party to, incur, assume or suffer to exist any Recourse Indebtedness unless approved in writing by the Requisite Lenders, except Unsecured Debt permitted in Section 8.16(a)(i) above and Secured Recourse Indebtedness as permitted in the following sentence.  No Loan Party will, or will permit any Subsidiary of any Loan Party to, incur, assume or suffer to exist any Secured Recourse Indebtedness, except up to an aggregate of $25,000,000 of Secured Recourse Indebtedness shall be permitted hereunder provided that each incurrence shall not (A) be greater than seventy percent (70.0%) of the market value of the Real Estate Asset secured thereby based on a third party appraisal, unless approved in writing by the Requisite Lenders, or (B) result in a Default under Section 8.16(a)-(c) or any other provision of this Agreement.  Except for the debt under the Existing Credit Agreement and the debt under this Agreement, no such Secured Indebtedness shall be secured by a Lien on Equity Interests or any Restricted Payments.  Notwithstanding anything to the contrary contained in this Section 8.16(c), the foregoing limitations on Secured Indebtedness shall not apply to Secured Indebtedness incurred by Borrower under this Agreement and Secured Indebtedness incurred by the Joint Venture or any of its Subsidiaries but shall apply to any guaranty provided by any Loan Party with respect thereto.  From and after such time as Borrower delivers evidence reasonably satisfactory to Administrative Agent that the Gross Asset Value of Borrower is equal to or greater than $250,000,000, the foregoing $25,000,000 limit in this Section 8.16(c) shall be modified to be an amount equal to ten percent (10%) of Gross Asset Value of Borrower as determined from time to time.”

(r)                 By deleting in its entirety the last sentence of Section 8.23  of the Credit Agreement, and inserting in lieu thereof the following:

“Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of Borrower, Guarantors and their respective Subsidiaries in the Investments described in Section 8.23(d-g)  exceed fifteen percent (15%) of Gross Asset Value at any time.”

(s)                By inserting the following as new Sections 8.27 and 8.28  of the Credit Agreement:

“§8.27 EXISTENCE; MAINTENANCE OF PROPERTIES.  The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation.  The Borrower and Guarantors will preserve and keep in full force all of their rights and franchises and those of their respective Subsidiaries, the preservation of which is necessary to the conduct of their business.  Borrower and each Guarantor (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

§8.28 TAXES.  The Borrower and Guarantors will, and will cause their respective Subsidiaries to,  duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Mortgaged Properties or other assets, sales and activities, or any part thereof, or upon the income or profits therefrom, provided  that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and Borrower or such Guarantor or Subsidiary shall have set aside on its books adequate reserves as reasonably determined by Administrative Agent in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, Borrower, such Guarantor or such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Administrative Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.”

(t)                 By deleting in its entirety Section 11.3(b)  of the Credit Agreement, and inserting in lieu thereof the following:

“(b)    Requests by Administrative Agent for funding by Lenders of disbursements will be made by telecopy.  Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in Cleveland, Ohio (to such bank and account in such other place) as Administrative Agent may designate, not later than 9:00 A.M. (Ohio time) on the Funding Date designated by Administrative Agent with respect to such disbursement, but in no event earlier than two (2) Business Days following Lender’s receipt of the Application for Payment if such advance is to bear interest by reference to the LIBO Rate or the Daily LIBOR Rate or one (1) Business Day if such advance is to bear interest by reference to the Base Rate.”

(u)               By deleting the first sentence of Section 12.2(a) of the Credit Agreement, and inserting in lieu thereof the following:

"The Administrative Agent may obtain new Appraisals or an update to existing Appraisals with respect to the Mortgaged Properties, or any of them, (i) as the Administrative Agent shall determine at any time following a Default or Potential Default, or (ii) at the request of the Requisite Lenders at any time following a Default under Section 10.1(a)."

(v)               By deleting in its entirety Section 13.12(b)(viii) of the Credit Agreement, and inserting in lieu thereof the following:

“(viii) release any Guarantor from its obligations under its Guaranty or release all or substantially all of the Collateral other than in accordance with its respective terms or the terms of this Agreement;”

(w)              By renumbering Section 13.12(b)(ix) of the Credit Agreement as Section 13.12(b)(x), and inserting the following as Section 13.12(b)(ix):

“(ix) modify the terms of Section 8.16(a); or”

(x)               By deleting the last sentence of Section 13.12(b)  of the Credit Agreement, and inserting in lieu thereof the following:

“Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (A) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.”

(y)               By inserting after the words "other than any such request in connection with any examination of such Lender by such Governmental Authority" contained in Section 13.29(e) of the Credit Agreement the following:

 "or any information routinely requested or required to be delivered on a regular basis by such Governmental Authority"

(z)                By deleting the words “Phillips Edison–ARC Shopping Center Opportunity Operating Partnership, L.P.” appearing after the asterisk on page 2 of Exhibit H-2 to the Credit Agreement, and inserting in lieu thereof the words “Phillips Edison–ARC Shopping Center Operating Partnership, L.P.”;

(aa)            By inserting after the words "(or certificates therefor signed by the insurer or an agent authorized to bind the insurer)" contained in Schedule 12.3, subparagraph (o)(ii) of the Credit Agreement the following:

"and flood insurance declaration pages for Eligible Real Estate where any Lender must maintain evidence of flood insurance pursuant to Requirements of Law"

(bb)           By deleting in its entirety Exhibit C attached to the Credit Agreement, and inserting in lieu thereof Exhibit C attached hereto and made a part hereof.

(cc)            By deleting in its entirety Exhibit F attached to the Credit Agreement, and inserting in lieu thereof Exhibit F attached hereto and made a part hereof.

(dd)           Any references to Notes in the Security Documents attached to the Credit Agreement as Exhibits shall be deemed to be conformed to refer to the Notes issued under the Credit Agreement, as amended by this Amendment.

3.                  Amendment of Cash Collateral Agreement.  Borrower, Subsidiary Guarantors and Administrative Agent do hereby modify and amend the Cash Collateral Agreement by deleting in its entirety the first (1st) “WHEREAS” clause, appearing on page 1 thereof, and inserting in lieu thereof the following:

“WHEREAS, pursuant to that certain Revolving Loan Agreement dated December 21, 2012 by and among Borrower, KeyBank, the Lenders from time to time party thereto and Agent (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, increased, modified or restated, the “Loan Agreement”), the Lenders have agreed to provide a revolving credit facility to Borrower in the amount of $265,000,000.00, increasable to $300,000,000.00 as provided in the Loan Agreement (the “Loans”), which Loans are evidenced by those certain Notes made by Borrower to the order of the Lenders (such Notes, and any other note as may be issued under the Loan Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, hereinafter referred to collectively as the “Note”); and”

4.                  Amendment of Indemnity Agreement.  Borrower, Guarantors and the Administrative Agent do hereby modify and amend the Indemnity Agreement by deleting in its entirety the third (3rd) “WHEREAS” paragraph of the Indemnity Agreement, appearing on pages 1 and 2 thereof, and inserting in lieu thereof the following:

WHEREAS, the Lenders have agreed to provide to Borrower a revolving credit loan facility in the amount of up to $265,000,000.00 pursuant to the Credit Agreement, which facility may be increased to up to $300,000,000.00 pursuant to Section 2.14 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Promissory Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $265,000,000.00 and that certain Swing Loan Note made by Borrower to the order of KeyBank in the amount of the Swing Loan Commitment (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”) and secured by, among other things, the Mortgages on the Property;”

5.                  Amendment of Guaranty.  Administrative Agent and Guarantors do hereby modify and amend each Guaranty to which such Guarantor is a party as follows:

(a)                By deleting in its entirety Recital A of each Guaranty, appearing on page 1 thereof, and inserting in lieu thereof the following:

“A.    Pursuant to the terms of that certain Revolving Loan Agreement between Phillips Edison- ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), Administrative Agent and the Lenders now or hereafter a party thereto dated December 21, 2012 (the “Loan Agreement”), the Lenders have agreed to make a revolving loan and other financial accommodations to the Borrower in the principal sum of TWO HUNDRED SIXTY-FIVE MILLION AND 00/100 DOLLARS ($265,000,000.00), increasable to THREE HUNDRED MILLION AND 00/100 DOLLARS ($300,000,000.00) as provided in the

Loan Agreement (the “Facility”) for the purposes specified in the Loan Agreement.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.”

(b)               By deleting in its entirety Section 1(a) of each Guaranty, and inserting in lieu thereof the following:

“(a)    the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Promissory Notes made by the Borrower to the order of the Lenders in the aggregate principal face amount of Two Hundred Sixty-Five Million and No/100 Dollars ($265,000,000.00), the Swing Loan Note made by the Borrower to the order of the Swing Loan Lender in the principal face amount of Twenty-Six Million Five Hundred Thousand and No/100 Dollars ($26,500,000.00), together with interest as provided in such Notes and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”

6.                  Commitments.

(a)                Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s Commitment Amount shall be the amount set forth on Schedule 1.1 attached hereto.  In connection with the increase, JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, PNC Bank, National Association and Deutsche Bank A.G., New York Branch (collectively, the “New Lenders”) shall each be issued a Revolving Promissory Note in the principal face amount of its Commitment Amount, which will be a “Revolving Promissory Note” under the Credit Agreement, and each New Lender shall be a Lender under the Credit Agreement.

(b)               Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the Swing Loan Commitment shall be increased from $12,000,000.00 to $26,500,000.00.  In connection with the increase of the Swing Loan Commitment, KeyBank shall be issued a replacement Swing Loan Note in the principal face amount of $26,500,000.00 (the “Replacement Swing Loan Note”), and upon acceptance of the Replacement Swing Loan Note by KeyBank it will be the “Swing Loan Note” under the Credit Agreement.  KeyBank will promptly return to Borrower the existing Swing Loan Note in the principal face amount of $12,000,000.00 marked “Replaced”.

(c)                By its signature below, each New Lender, subject to the terms and conditions hereof, hereby agrees to perform all obligations with respect to its respective Commitment Amount and otherwise under the Credit Agreement as if such New Lender were an original Lender under and signatory to the Credit Agreement having a Commitment Amount, as set forth above, equal to its respective Commitment Amount, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Commitment Amount as required by the Credit Agreement, the obligation to pay amounts due in respect of Swing Loans as set forth in the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under the Credit Agreement, and in any case the obligation to indemnify the Administrative Agent as provided therein.  Without limiting the foregoing, each New Lender makes and confirms to the Administrative Agent and the other Lenders all of the representations, warranties and covenants of a Lender under Article 11 of the Credit Agreement.  Further, each New Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or on any affiliate or subsidiary thereof or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement.  Except as expressly provided in the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide any New Lender with any credit or other information with respect to the Borrower or Guarantors or to notify any New Lender of any Potential Default or Default.  No New Lender has relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.  Each New Lender (i) represents and warrants as to itself that it is legally authorized to, and has full power and authority to, enter into this agreement and perform its obligations under this agreement; (2) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement; (3) agrees that it has and will, independently and without reliance upon any Lender or the Administrative Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Revolving Credit Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the Collateral and other assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (4) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (5) agrees that, by this agreement, it has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  Each New Lender acknowledges and confirms that its address for notices is as set forth on the signature pages hereto.

(d)               On the effective date of this Amendment the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Lenders such that the outstanding principal amount of Revolving Credit Loans owed to each Lender shall be equal to such Lender’s Pro Rata Share of the outstanding principal amount of all Revolving Credit Loans.  The participation interests of the Lenders in Swing Loans and Letters of Credit shall be similarly adjusted.  Each of those Lenders whose Pro Rata Share is increasing shall advance the funds to the Administrative Agent and the funds so advanced shall be distributed among the Lenders whose Pro Rata Share is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.

7.                  References to Amended Documents.  All references in the Loan Documents to the Credit Agreement, the Cash Collateral Agreement, the Indemnity Agreement, the Guaranty or any other Loan Document amended in connection with this Amendment shall be deemed a reference to the Credit Agreement, the Cash Collateral Agreement, the Indemnity Agreement, the Guaranty and such other Loan Documents as modified and amended herein or therein.  Any references in the Fee Letter to the amount of the Loans shall be deemed to be a reference to Loans of up to $265,000,000.00, increasable to up to $300,000,000.00.

8.                  Acknowledgment of Borrower and Guarantors.  Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein or in connection with this Amendment, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.

9.                  Representations and Warranties.  Borrower and Guarantors represent and warrant to Administrative Agent and the Lenders as follows:

(a)                Authorization.  The execution, delivery and performance of this Amendment and any other documents in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantors, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of the Borrower or Guarantors or any of their respective properties or to which any of the Borrower or Guarantors is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantors.

(b)               Enforceability.  The execution and delivery of this Amendment and any other documents in connection herewith are valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)                Approvals.  The execution, delivery and performance of this Amendment and any other documents in connection herewith and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d)               Reaffirmation.  Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

10.              No Default.  By execution hereof, the Borrower and Guarantors certify that as of the date of this Amendment and immediately after giving effect to this Amendment, no Default or Potential Default has occurred and is continuing.

11.              Waiver of Claims.  Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Administrative Agent or any Lender, or any past or present officers, agents or employees of Administrative Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

12.              Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Cash Collateral Agreement, the Indemnity Agreement, the Guaranty and any other Loan Documents amended in connection herewith remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein and therein.  Guarantors hereby consent to the terms of this Amendment and ratify each Guaranty.  Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.

13.              Effective Date.  This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the satisfaction of the following conditions:

(a)                the execution and delivery of this Amendment by Borrower, Guarantor, Administrative Agent and all of the Lenders;

(b)               An opinion of counsel to the Borrower and the Guarantors addressed to the Administrative Agent and the Lenders covering such matters as the Administrative Agent may reasonably request;

(c)                A Revolving Promissory Note duly executed by the Borrower in favor of each New Lender in the amount set forth next to such Lender’s name on Schedule 1.1 attached hereto;

(d)               A Swing Loan Note duly executed by the Borrower in favor of KeyBank in the amount of the new Swing Loan Commitment;

(e)                Evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment; and

(f)                Such other resolutions, certificates, documents, instruments and agreements as the Administrative Agent may reasonably request.

The Borrower will pay the reasonable fees and expenses of Administrative Agent in connection with this Amendment.

14.              Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

15.              Counterparts.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

16.              MISCELLANEOUS.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

PHILLIPS EDISON ARC – SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:       PHILLIPS EDISON SHOPPING
CENTER OP GP LLC, a Delaware limited
liability company, its General Partner

By: /s/ Richard J. Smith___________________
Name: Richard J. Smith___________________
Title: Vice President______________________

(SEAL)

REIT:

PHILLIPS EDISON ARC – SHOPPING CENTER REIT INC., a Maryland corporation

By: /s/ Richard J. Smith_________________________
Name: Richard J. Smith_________________________
Title: Vice President____________________________

(SEAL)

GENERAL PARTNER:

PHILLIPS EDISON SHOPPING CENTER OP GP LLC, a Delaware limited liability company

By: /s/ Richard J. Smith_________________________
Name: Richard J. Smith_________________________
Title: Vice President____________________________

 (SEAL)

[Signatures Continued On Next Page]

SUBSIDIARY GUARANTORS:

HERON CREEK STATION LLC, a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

QUARTZ HILL STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith________________________
Name: Richard J. Smith________________________
Title: Vice President___________________________

 [SEAL]

VILLAGE ONE STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

HILFIKER STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

[Signatures Continued On Next Page]

BUTLER CREEK STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith_______________________
Name: Richard J. Smith_______________________
Title: Vice President__________________________

 [SEAL]

FAIRVIEW OAKS STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

GRASSLAND CROSSING STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

HAMILTON RIDGE STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

MABLETON CROSSING STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

[Signatures Continued On Next Page]

WESTRIDGE STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

FAIRLAWN STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

MACLAND POINTE STATION LLC,
a Delaware limited liability company

By: /s/ Richard J. Smith__________________________
Name: Richard J. Smith__________________________
Title: Vice President_____________________________

 [SEAL]

LENDERS:

KEYBANK NATIONAL ASSOCIATION,
individually and as Administrative Agent

By: /s/ Michael P. Szuba_______________________
Name: Michael P. Szuba_______________________
Title: Vice President__________________________

BANK OF AMERICA, N.A.

By: /s/ Jeffrey D. Cartwright_____________________
Name: Jeffrey D. Cartwright_____________________
Title: Vice President___________________________

UNION BANK, N.A.

By: /s/ Gregory A. Conner______________________
Name: Gregory A. Conner______________________
Title: Assistant Vice President___________________

JPMORGAN CHASE BANK, N.A.

By: /s/ David C. Weislogel_____________________
Name: David C. Weislogel_____________________
Title: Senior Credit Banker_____________________

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 19
Chicago, Illinois 60603
Attn: David C. Weislogel

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Mark Bicker______________________
Name: Mark Bicker______________________
Title: Vice President_____________________

  U.S. Bank National Association
  425 Walnut Street, 10th Floor
  Cincinnati, Ohio 45202
  Attn: Michael Wheat

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ John M. Freeman, Jr_________________________
Name: John M. Freeman, Jr.________________________
Title: Vice President______________________________

Wells Fargo Bank, National Association
1750 H. Street NW, Ste. #400
Washington, DC 20006

Attn:  John M. Freeman, Jr.

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Brian B. Fagan__________________________
Name: Brian B. Fagan__________________________
Title: Senior Vice President______________________

PNC Bank, National Association
201 East Fifth Street, B1-BM01-02-3
Cincinnati, Ohio 45202
Attn: Brian B. Fagan

DEUTSCHE BANK A.G., NEW YORK BRANCH

By: /s/ George P. Reynolds______________________
Name: George P. Reynolds______________________
Title: Director_________________________________

By: /s/ James Rolison___________________________
Name: James Rolison___________________________
Title: Managing Director_________________________

Deutsche Bank A.G., New York Branch

_____________________________________________

_____________________________________________

Attn:  ________________________________________

SCHEDULE 1.1

PRO RATA SHARES

Schedule 1.1 to REVOLVING  LOAN AGREEMENT between (i) PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as “Borrower”, (ii) KEYBANK NATIONAL ASSOCIATION, as “Administrative Agent”, and (iii) various Lenders, dated as of December 21, 2012.

Lender	Commitment Amount	Pro Rata Share
KEYBANK NATIONAL ASSOCIATION	$40,000,000.00	15.0943396226%
BANK OF AMERICA, N.A.	$40,000,000.00	15.0943396226%
UNION BANK, N.A.	$40,000,000.00	15.0943396226%
JPMORGAN CHASE BANK, N.A.	$35,000,000.00	13.2075471698%
U.S. BANK NATIONAL ASSOCIATION	$30,000,000.00	11.3207547170%
WELLS FARGO BANK, NATIONAL ASSOCIATION	$30,000,000.00	11.3207547170%
PNC BANK, NATIONAL ASSOCIATION	$25,000,000.00	9.4339622642%
DEUTSCHE BANK A.G., NEW YORK BRANCH	$25,000,000.00	9.4339622642%
TOTALS	$265,000,000.00	100%

(Percentages may not total 100% due to rounding)

EXHIBIT C

DISBURSEMENT PLAN

Exhibit C to REVOLVING LOAN AGREEMENT between (i) PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as “Borrower”, (ii) KEYBANK NATIONAL ASSOCIATION, as “Administrative Agent”, and (iii) various Lenders, dated as of December 21, 2012.

1.      Timing of Disbursement.  Unless another provision of this Agreement specifies otherwise, Borrower shall submit to:

______________________________ ______________________________ ______________________________ ______________________________ Attention: _____________________
With a copy to: ______________________________ ______________________________ ______________________________ ______________________________ Attention: _____________________

a written itemized statement, signed by Borrower in the form attached hereto (“Application for Payment”) setting forth:

1.1       the date on which Borrower requests that such disbursement be made (subject to Section 11.3, the “Funding Date”), which date shall in no event be later than three (3) Business Days (or one (1) Business Day if such disbursement is to bear interest by reference to the Base Rate or the Daily LIBOR Rate) following submittal by Borrower to Administrative Agent of the Application for Payment, together with all related supporting information and certificates and the satisfaction by Borrower of each applicable condition to disbursement set forth in this Agreement; and

1.2       If Borrower requests that such disbursement accrue interest in whole or in part at a Fixed Rate, the amount of each Fixed Rate Portion and each Fixed Rate Period applicable to such disbursement.

Each Application for Payment by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all the conditions precedent to a disbursement specified in this Agreement, that Borrower is in compliance with all of the financial covenants of Borrower set forth in Section 8.15  of this Agreement, and that there exists no Default or Potential Default under this Agreement.

2.        Lenders’ Right to Condition Disbursements.  Administrative Agent and Lenders’ shall have the right to condition any disbursement upon Administrative Agent’s receipt and approval of the following:

2.1        the Application for Payment;

2.2     any other document, requirement, evidence or information that Administrative Agent may reasonably request under any applicable provision of the Loan Documents.

Application for Payment

KEYBANK NATIONAL ASSOCIATION

DISBURSEMENT REQUEST

Date: _____________________                                                              Request # _______________

Borrower:  PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

Total Loan Amount:  $______________

Request made under Revolving Loan Agreement dated December 21, 2012 (“Loan Agreement”)

Disburse funds to Borrower’s Account:  Account No. ________________

A request is hereby made for payment of the sum indicated below which we believe to is payable in accordance with the Loan Agreement referred to above between Borrower and Lender.  Following is a summary of the payment requested.

Intended use of funds:

___________________________________________________________________________________

___________________________________________________________________________________

Amount of this Request:                                                                               $_______________________

Total Disbursed to Date and remaining unpaid,

Including This Request                                                                                 $_______________________

Total Undisbursed                                                                                         $_______________________

FOR OFFICE USE ONLY

Date Rec’d Disb. Dept.: _____________   Other: ___________________________

Check Attached: ___________________               Copies Sent:________________

EXPRESS MAIL TO:

_________________________________ _________________________________ _________________________________ _________________________________ Attention: ________________________	_________________________________ _________________________________ _________________________________ _________________________________ Attention: ________________________

1.          Borrower hereby represents and warrants to Administrative Agent and the Lenders that as of the date of this Disbursement Request (capitalized terms not defined in this Disbursement Request are defined in the Loan Agreement):

(a)      No Default exists under the Loan Agreement or under any other Loan Documents nor has there occurred or failed to occur any event which continues as of the date hereof and may with the giving of notice or the passage of time become a Default;

(b)        There does not exist a breach of any financial covenant set forth in the Loan Agreement;

(c)     All representations and warranties of Borrower and Guarantor contained in the Loan Documents are true and correct in all material respect both as of the date as of which they were made and as of the date of the requested advance or issuance of a Letter of Credit;

(d)       There is no order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower from performing its obligations under the Loan Agreement or other Loan Documents; and

(e)     All amounts previously disbursed under the Facility have been applied by Borrower as indicated in previous Disbursement Requests.

BORROWER:

PHILLIPS EDISON - ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By:      Phillips Edison Shopping Center
OP GP LLC, a Delaware limited liability company
Its: General Partner

By:________________________________
Name:______________________________
Title:_______________________________

EXHIBIT F

FIXED RATE NOTICE

KeyBank National Association, as Administrative Agent
4910 Tiedeman Road
Brooklyn, Ohio  44144
Attention:  ________________________

Date:_____________________________

Ladies and Gentlemen:

Reference is made to the promissory note made by Phillips Edison – ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership (“Borrower”), in favor of KeyBank National Association (the “Note”) pursuant to that certain Revolving Loan Agreement dated as of December 21, 2012, by and between Borrower and KeyBank National Association (the “Loan Agreement”).  Capitalized terms used herein shall have the meanings set forth in the Loan Agreement.  The undersigned hereby gives notice pursuant to Section 2.8(f) of the Loan Agreement of its desire for a Fixed Rate Portion of the proceeds of the loan evidenced by the Note.

The Following are the details of the Fixed Rate funding election to be set up as of the commencement date specified below:

1.          The Fixed Rate Commencement Date is:

2.          The Fixed Rate Period expires:

3.          The amount of the Fixed Rate Portion is:

4.          The Fixed Rate funding rate is the LIBO Rate plus the Applicable Margin

The sources for the above LIBO Rate are as follows (Choose as appropriate):

Base Rate Note Outstanding Balance:
Adjusted Daily LIBOR Rate advance Outstanding Balance:
Interest due:___________________________
Current Fixed Rate Period maturing _________:

Total:

The next FIXED RATE ELECTION NOTIFICATION date is ______.